POWER OF ATTORNEY

     The undersigned directors of BorgWarner Inc. (the "Corporation") hereby appoint Timothy M. Manganello as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the BorgWarner Diversified Transmission Products Inc., Muncie Plant Retirement Savings Plan.

     This Power of Attorney automatically ends upon the termination of Mr. Manganello's service with the Corporation.

     In witness whereof, the undersigned have executed this Power of Attorney on this 15th day of April, 2005.


     /s/ JERE A. DRUMMOND                 / s/ ANDREW F. BRIMMER
     ---------------------------------            ------------------------------
     JERE A. DRUMMOND                ANDREW F. BRIMMER

     /s/ WILLIAM E. BUTLER           /s/ ERNEST J.  NOVAK, JR.
     -------------------------------              ----------------------------
      WILLIAM E. BUTLER                    ERNEST J. NOVAK, JR.

     /s/ PAUL E. GLASKE                   /s/ JOHN RAU
     ------------------------------               ----------------------
       PAUL E. GLASKE                JOHN RAU

     /s/ ALEXIS P. MICHAS                  /s/ PHYLLIS O. BONANNO
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      ALEXIS P. MICHAS                     PHYLLIS O.  BONANNO